EXHIBIT 99.1

Airborne Wireless Network Enters into Support Agreement with GE Aviation, A GE Business Unit

SIMI VALLEY, Calif., December 18, 2017 /PRNewswire/ -- Airborne Wireless Network (OTC QB: ABWN) is pleased to announce that on December 14, 2017 it entered into a Support Agreement with GE Aviation, one of the GE (NYSE:GE) Business Units. ABWN anticipates that this relationship should significantly accelerate the development of ABWN’s proprietary Hybrid Radio and Free-Optics Communications System to be demonstrated the 2018 calendar year.

Michael Warren, CEO of ABWN said, “Our collaboration with GE Aviation should provide the highest quality of engineering support in our upcoming Hybrid Radio and Free-Optics Communications System test. The expertise provided by GE Aviation, which will arrange for tactical-grade Inertial Reference Units (IRU) with embedded GPS that can be utilized for heading, pointing, attitude, and stabilization for the System, should help assure a successful result."

“GE has provided inertial reference systems to our customers for more than half a century,” said George Kiefer, GE Aviation Product Management Executive. “Tactical inertial navigation and the support of satellite communications solutions are areas of expertise for our team and we’re excited to support Airborne Wireless in its mission to reduce the cost of Aviation connectivity and to help connect underserved markets. This is a rapidly evolving market, requiring innovative technologies to enable the future. GE product engineers stand ready to provide world-class product expertise to help Airborne Wireless successfully achieve this important testing milestone.”

About GE Aviation and GE

GE Aviation is a world-leading provider of commercial, military business and general aviation jet and turboprop engines and components as well as avionics, electrical power and mechanical systems for aircraft. GE has a global service network to support these offerings. GE and its customers are also working together to unlock new opportunities to grow and deliver more productivity beyond traditional services. GE Aviation is becoming a digital industrial business with its ability to harness large streams of data that are providing incredible insights and in turn, real operational value for customers.

GE (NYSE: GE) imagines things others don't, builds things others can't and delivers outcomes that make the world work better. GE brings together the physical and digital worlds in ways no other company can. In its labs and factories and on the ground with customers, GE is inventing the next industrial era to move, power, build and cure the world. www.ge.com

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital information superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. Once the network is developed and fully implemented, its uses may be limitless. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Notice Regarding Forward-Looking Statements:

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward- looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

info@airbornewirelessnetwork.com

805-583-4302

SOURCE: Airborne Wireless Network